EXHIBIT 99.1

Bandwidth Announces Additional Partial Repurchase of 0.25% Convertible Senior Notes Due 2026
Repurchasing $65 million of convertible debt at approximately 22% discount to par value
Initially issued principal balance of $400 million notes due 2026 reduced to $175 million outstanding

Raleigh, N.C. – Mar 1, 2023 – Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced that it has entered into separate, privately negotiated repurchase agreements with a limited number of holders of its 0.250% Convertible Senior Notes due 2026 (the “Notes”) to repurchase (the “Repurchases”) $65 million aggregate principal amount of the Notes at approximately a 22 percent discount to par value. The repurchase price payable by Bandwidth will be paid in cash and will be based in part on the daily volume-weighted average price per share of Bandwidth’s Class A common stock over a two consecutive trading day measurement period beginning on, and including, March 1, 2023.
Bandwidth has previously entered into capped call transactions with certain financial institutions in connection with the Notes. All of these transactions are expected to remain in effect notwithstanding the Repurchases.
The Repurchases are expected to close on March 6, 2023, subject to the satisfaction of customary closing conditions. Following such closings, approximately $175 million principal amount of the Notes will remain outstanding, from an initial issued principal balance of $400 million.
“Proactively reducing our debt at a discount further reinforces our capital structure,” said Daryl Raiford, Bandwidth’s Chief Financial Officer. “We believe the combination of our cash balance and expected free cash flow generation, as outlined in the three-year financial targets at our recent Investor Day, gives us the ability to retire our future convertible notes obligations and fully fund our business needs, with optionality along the way.”
“This latest opportunistic repurchase at a substantial discount to par value, following the $160 million repurchased in November 2022, further strengthens our balance sheet, and our 2026 convertible notes outstanding have been reduced by more than 55 percent,” said David Morken, Bandwidth’s Chief Executive Officer. “We are a disciplined operating team in control of our own destiny.”
No Offer or Solicitation
This press release is neither an offer to sell nor a solicitation of an offer to buy any securities described above, nor will there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

EXHIBIT 99.1
About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 60+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit bandwidth.com.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, the expected closing of the Repurchases discussed herein are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events including the closing of the Repurchases. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, whether the conditions for closing the Repurchases will be satisfied, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Investor Contact
Sarah Walas
Vice President of Investor Relations
Bandwidth
ir@bandwidth.com